SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
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[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

POTOMAC BANCSHARES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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POTOMAC BANCSHARES, INC.
Charles Town, West Virginia

__________________________________________________________________

NOTICE OF REGULAR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 25, 2006
__________________________________________________________________

To the Shareholders:

     The Regular Annual Meeting of Shareholders of Potomac Bancshares, Inc. ("Potomac") will be held at Clarion Hotel and Conference Center, Shepherdstown, West Virginia, at 10:30 a.m., on April 25, 2006, for the purposes of considering and voting upon proposals:

     1.     To elect a class of directors for a term of three years.

     2.     To ratify the selection by the board of directors of Yount, Hyde & Barbour, P.C., as independent certified public accountants for the year 2006.

     3.     To approve any other business that may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 1, 2006, shall be entitled to notice of the meeting and to vote at the meeting.

By Order of the Board of Directors

Robert F. Baronner, Jr.
President and Chief Executive Officer

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE,  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU HAVE THE OPTION TO WITHDRAW YOUR PROXY.

March 24, 2006

POTOMAC BANCSHARES, INC.
111 EAST WASHINGTON STREET
P.O. BOX 906
CHARLES TOWN, WEST VIRGINIA 25414-0906
(304) 725-8431

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 2006

     Potomac Bancshares, Inc. is furnishing this statement in connection with its solicitation of proxies for use at the annual meeting of shareholders of Potomac Bancshares, Inc. to be held on April 25, 2006, at the time and for the purposes set forth in the accompanying notice of regular annual meeting of shareholders.

Solicitation of Proxies

     Potomac’s management, at the direction of Potomac’s board of directors, is making this proxy solicitation. These proxies enable shareholders to vote on all matters scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted "FOR" all of the various proposals to be submitted to the vote of shareholders described in the enclosed notice of regular annual meeting and this proxy statement. A shareholder executing the proxy may revoke it at any time before it is voted by:

  notifying Potomac in person,
  giving written notice to Potomac of the revocation of the proxy, submitting to Potomac a subsequently-dated proxy, or
  attending the meeting and withdrawing the proxy before it is voted at the meeting.

     Potomac will pay the expenses of this proxy solicitation. In addition to this solicitation by mail, officers and regular employees of Potomac and Bank of Charles Town may, to a limited extent, solicit proxies personally or by telephone or telegraph, although no person will be engaged specifically for that purpose.

Eligibility of Stock for Voting Purposes

     Under Potomac’s bylaws, the board of directors has fixed March 1, 2006, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On that day, there were issued and outstanding 3,393,122 shares of common stock. The presence, in person, or by properly executed proxy, of the holders of a majority of the outstanding shares of the company’s common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. Any shares held in street name that are not voted (“broker non-votes”) in the election of directors or the proposal to ratify the company’s appointment of Yount, Hyde & Barbour, P. C. will not be included in determining the number of votes cast.

     As of the record date for the annual meeting, 3,393,122 shares of the capital stock of Potomac were outstanding and entitled to vote. The principal holders of Potomac common stock are discussed under the section of this proxy statement entitled, "Principal Holders of Voting Securities". As of the record date, Potomac had a total of approximately 1,100 shareholders of record.

PURPOSES OF MEETING

1. ELECTION OF DIRECTORS

General

     Potomac’s articles of incorporation currently provide for a classified board of directors. There are three classes with each being elected for a three-year term. There are presently 12 directors on the board, four of whom are nominees for election at the 2006 annual meeting. All of the nominees are non-employee directors.

     Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote. Because director nominees must receive a plurality of the votes cast at the meeting, a vote withheld will not affect the outcome of the election.

     Potomac does not have a separate nominating committee and the board of directors serves this function. The board of directors makes nominations based upon its belief that candidates for director should have certain minimum qualifications, including:

  Directors should be of the highest ethical character.
  Directors should have excellent personal and professional reputations in the company’s market area.
  Directors should be accomplished in their professions or careers.
  Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
  Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
  Directors must be willing and able to expend the time to attend meetings of the board of directors of the company and the bank and to serve on board committees.

  The board of directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of the company.
  Because the directors of the company also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.
  Directors must be acceptable to the company’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.
  Directors must own or acquire sufficient capital stock to satisfy the requirements of federal law, state law and the bylaws of Potomac.
  Directors must be at least 21 years of age.

     The board of directors of the company reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

     The process of identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the board considers the directors’ overall service to the company during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors of the company and the bank. The board also reviews the payment history of loans, if any, made to such directors of the bank to ensure that the directors are not chronically delinquent and in default. The board considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The board also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the board uses its network of contacts in the company’s market area to compile a list of potential candidates. The board then meets to discuss each candidate and whether he or she meets the criteria set forth above. The board then discusses each candidate’s qualifications and chooses a candidate by majority vote.

     The board will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below are to be followed by stockholders submitting nominations. The board does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

     Potomac’s bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of Potomac’s existing management, must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

  name and address of proposed nominee(s);
  principal occupation of nominee(s);
  total shares to be voted for each nominee;
  name and address of notifying shareholder;
  and number of shares owned by notifying shareholder.

     Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded.

     The table beginning on page 7 of this proxy statement contains background information on each director nominee.

Committees of the Board

     Potomac’s board of directors has a standing audit committee. The report of this committee is given on pages 6 and 7 of this proxy statement. Other functions of board committees for Potomac have been carried out by the board of directors as a whole or through committees of the board of directors of Bank of Charles Town. While there is no such requirement, the boards of directors of the bank and Potomac are, and have at all times been, identical.

     The audit committee consists of five independent directors: J. Scott Boyd, Guy Gareth Chicchirichi, E. William Johnson, Barbara H. Pichot and Donald S. Smith. All members of the committee meet the NASDAQ definition for independence. The audit committee is appointed and approved by the boards of Potomac and the bank. The committee is to assist these boards in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independence of the company’s internal and external auditors and (4) the effectiveness of internal controls and procedures. During 2005, the audit committee held six regular meetings.

     The company’s board of directors has determined that Barbara H. Pichot meets the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission for 2005 and 2006.

     The bank has a standing asset/liability/investment management committee, Community Reinvestment Act committee, personnel committee, trust committee, trust investment review committee, executive committee, information technology (IT) committee and Sarbanes-Oxley 404 (SOX 404) steering committee.

     The asset/liability/investment management committee consists of eight members: Robert F. Baronner, Jr., Guy Gareth Chicchirichi, William R. Harner, David W. Irvin, E. William Johnson, Gayle Marshall Johnson, Donald S. Smith and C. Larry Togans. This committee is comprised of board members and officers whose responsibilities are to manage the balance sheet of the bank by maximizing and maintaining the spread between interest earned and interest paid while assuming acceptable business risks and ensuring adequate liquidity. The committee recommends investment policies to the board and reviews investments as necessary. This committee held four meetings during 2005.

     The Community Reinvestment Act (CRA) committee consists of eight members: Robert F. Baronner, Jr., Donna J. Burns, Margaret Cogswell, Thomas C. G. Coyle, David W. Irvin, Marcia Lerch, Susan Myers and Linda Wasilius. The CRA committee is responsible for recommending to the board of directors policies that address fair lending concerns and the requirements of the CRA. Fair lending concerns are directed at preventing lending practices that discriminate either overtly or that have the effect of discrimination. The Community Reinvestment Act requires that banks meet the credit needs of their communities, including those of low- and moderate-income borrowers. This committee held two meetings in 2005.

     The personnel committee consists of seven members: Diane Armstrong, Robert F. Baronner, Jr. (ex-officio), J. Scott Boyd, Guy Gareth Chicchirichi, Thomas C.G. Coyle, John C. Skinner, Jr. and Donald S. Smith. The personnel committee's responsibilities include evaluating staff performance and requirements, reviewing salaries, and making necessary recommendations to the board regarding these responsibilities. The committee held one meeting in 2005. The executive officer who serves on this committee did not make recommendations or participate in meetings relating to his own salary. See "Personnel Committee Report on Executive Compensation."

     The trust committee consists of eight members: Robert F. Baronner, Jr., John P. Burns, Jr., Thomas C.G. Coyle, William R. Harner, Robert L. Hersey, John C. Skinner, Jr., David S. (Joe) Smith and C. Larry Togans. The trust committee is responsible for the general supervision of the fiduciary activities performed by the Trust and Financial Services Division in order to ensure proper administration of all aspects of the bank's fiduciary business. It sets forth prudent policies and guidelines under which the department can fulfill its fiduciary responsibilities in a timely and efficient manner and meet state and federal regulatory requirements. The committee makes periodic reports to the board of directors and oversees the activities of the trust investment review committee. The trust committee held six regular meetings and one special meeting in 2005.

     The trust investment review committee, consisting of two trust officers, Robert L. Hersey and David S. (Joe) Smith, and two directors, William R. Harner and C. Larry Togans, meets regularly to review investments in trust accounts and to determine that these investments remain within the guidelines of the account. This committee held 13 meetings during 2005.

     The executive committee consists of seven members: Robert F. Baronner, Jr., J. Scott Boyd, John P. Burns, Jr., William R. Harner, John C. Skinner, Jr. Donald S. Smith and C. Larry Togans. This committee meets on an as needed basis to review and approve loans that exceed the chief executive officer’s lending authority. This committee held five meetings in 2005.

     The IT committee consists of 21 members: Diane Armstrong, Robert F. Baronner, Jr., Donna J. Burns, Clara Carroll, Margaret Cogswell, Brian Davis, Misty Harder, Karen S. Hensell, Robert L. Hersey, Josh Householder, David W. Irvin, Gayle Marshall Johnson, Tim Lewis, Cindy Light, Tammy Miller, Susan S. Myers (ex-officio), Sheila Owens, Shawn Stotler, Linda G. Wasilius, Bernadine Wean and Bob Weddle. The committee’s primary responsibilities are to prioritize major IT projects, establish IT policies and procedures, identify technology related opportunities, and set IT standards that insure cost effective and efficient operations. This committee held 12 meetings in 2005.

     The SOX 404 steering committee consists of 11 members: Robert F. Baronner, Jr., Donna J. Burns, Robert L. Hersey, David W. Irvin, Gayle Marshall Johnson, Tim Lewis, Susan S. Myers, Barbara H. Pichot, Shawn Stotler, Linda G. Wasilius and Bernadine Wean. Additional committee members attending on an as needed basis are Shelley Lewis of Yount, Hyde & Barbour, P.C., Bill Brizendine and Robin Miser of Crowe Chizek and Company LLC and Gayla Anderson of Bank of Charles Town. The SOX 404 steering committee is responsible for assisting with and reviewing project goals and timelines, reviewing and approving the mapping process of significant accounts, and reviewing SOX 404 documentation and testing materials to ensure that the bank will be in compliance with Section 404 of the Sarbanes-Oxley act. This committee held three meetings in 2005.

     Neither Potomac nor the bank has a nominating committee. Rather, the board of directors of each selects nominees to fill vacancies on the boards.

     The board of directors of Potomac met for thirteen regular meetings in 2005. The board of directors of the bank held regular monthly meetings the second Tuesday of each month in 2005. Special meetings are held from time to time as required. During 2005, the bank board held 13 regular meetings and one special meeting. During the year, each of the directors attended at least 75% of all meetings of the boards of Potomac and the bank and all committees of the boards on which they served.

Audit Committee Report

     The audit committee’s report to the shareholders which follows was approved and adopted by the committee on February 28, 2006 and by the board of directors on March 14, 2006. The members of the audit committee are all independent in accordance with the requirements of NASDAQ.

     The audit committee oversees Potomac’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

     The audit committee has reviewed and discussed the audited financial statements with management, discussed with the independent auditor the matters required by SAS 61, received communications from the independent auditor as to their independence, and discussed independence with the auditor.

     The audit committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees”, and has discussed with the independent accountant the independent accountant’s independence.

     Based on its review and discussions with management and the independent auditor, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K filed by the company.

     The audit committee and the board of directors have adopted a written charter for the audit committee.

     The following fees were paid to Yount, Hyde & Barbour, P.C., Potomac Bancshares, Inc.’s certified public accountants, for services provided to the company for the fiscal years ending December 31, 2005 and 2004.

	2005		2004
	Fees	Percentage	Fees	Percentage

Audit fees	$ 41,000	52.5%	$ 36,700	59.8%
Audit-related fees	32,538	41.7%	20,500	33.4%
Tax fees	4,500	5.8%	4,200	6.8%
All other fees	- -	0.0%	- -	0.0%
	$ 78,038	100.0%	$ 61,400	100.0%

A description of these fees is as follows:

  Audit fees: Audit and review services, and review of documents filed with SEC.

  Audit-related fees: Agreed-upon procedures related to the Trust Department’s Regulation 9 examination, Information Technology audit services, audit of the Bank’s pension plan and consultation concerning financial accounting and reporting standards and other related issues.

  Tax fees: Preparation of federal and state tax returns and consultation concerning tax compliance issues.

     The audit committee of the board believes that the non-audit services provided by Yount, Hyde & Barbour are compatible with maintaining the auditor’s independence. The audit committee charter requires that the audit committee pre-approve all services performed by the independent auditors. However, the pre-approval requirement is waived for non-audit services if the amount of the non-audit service is not more than 5% of the total amount paid to the independent auditors during the fiscal year in which the services are provided and such services were not recognized at the time of the engagement to be non-audit services and such services are promptly brought to the committee’s attention and approved prior to the completion of the audit. All of the services described above for which Yount, Hyde & Barbour, P.C., billed the company for the fiscal year ended December 31, 2005, were pre-approved by the company’s audit committee. For the fiscal year ended December 31, 2005, the company’s audit committee did not waive the pre-approval requirement of any non-audit services to be provided to the company by Yount, Hyde & Barbour, P.C.

     This report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this report by reference, and shall not otherwise be filed with such Acts.

E. William Johnson, Chairman
J. Scott Boyd
Guy Gareth Chicchirichi
Barbara H. Pichot
Donald S. Smith

Management Nominees to the Board of Potomac

     The management nominees for the board of directors are:

Nominees	Age	Served As Director of Potomac Since	Family Relation- ship With Other Nominees	Year in Which Term Expires	Principal Occupation or Employment Last Five Years

William R. Harner	65	1994	None	2006	Employed at Bank 1967 to 2004; Senior Vice President and Cashier 1988 to 2004 (retired); Senior Vice President of Potomac since 1994 to 2004. Secretary of Potomac since 1994.

E. William Johnson	61	1994	None	2006	Professor of Economics, Shepherd University, Jefferson County, West Virginia.

Management Nominees to the Board of Potomac (Continued)

Nominees	Age	Served As Director of Potomac Since	Family Relation- ship With Other Nominees	Year in Which Term Expires	Principal Occupation or Employment Last Five Years

John C. Skinner, Jr.	64	1994	None	2006	Attorney, owner of Nichols & Skinner, L. C., Jefferson County, West Virginia; Bank attorney since 1986; Potomac attorney since 1994.

Donald S. Smith	77	1994	None	2006	Employed at Bank 1947 to 1991; President 1978 to 1991 (retired); Vice President and Assistant Secretary of Potomac since 1994.

The Board of Directors recommends that shareholders vote “For” all of the nominees listed above.

Directors Continuing to Serve Unexpired Terms

Directors	Age	Served As Director of Potomac Since	Family Relation- ship With Other Nominees	Year in Which Term Expires	Principal Occupation or Employment Last Five Years

Robert F. Baronner, Jr.	47	2001	None	2008	Employed by bank as of 1/1/01 as President and Chief Executive Officer.

J. Scott Boyd	49	1999	None	2007	Pharmacist and President of Jefferson Pharmacy, Inc. in Jefferson County, West Virginia since 1982; President and Chairman of Board of Directors of In Home Medications West Virginia, Inc.

John P. Burns, Jr.	64	1994	None	2007	Owner/operator of a beef and grain farm in Jefferson County, West Virginia; President, Jefferson County Fair Association; Director, Valley Farm Credit.

Guy Gareth Chicchirichi	64	1994	None	2008	Executive Manager, Secretary/Treasurer,
Guy’s Buick-Pontiac-Oldsmobile-GMC
Truck, Inc., Jefferson County, West
Virginia; charter member of Charles Town
Rotary Club; Director, Jefferson County
					Boys & Girls’ Club

Margaret Cogswell	47	2003	None	2008	Executive Director, Hospice of the Panhandle, Berkeley County, West Virginia since 1986.

Thomas C. G. Coyle	77	1994	None	2008	Retired owner/operator of Riddleberger’s Store, Jefferson County, West Virginia; Trustee and Elder, Charles Town Presbyterian Church; Director, Edge Hill Cemetery.

Directors Continuing to Serve Unexpired Terms (Continued)

Directors	Age	Served As Director of Potomac Since	Family Relation- ship With Other Nominees	Year in Which Term Expires	Principal Occupation or Employment Last Five Years

Barbara H. Pichot	58	2004	None	2007	Certified public accountant and partner in
CoxHollida LLP, a public accounting firm
in Berkeley County, West Virginia, since
1981; President, Hospice of the Panhandle;
member Board of Governors, Shepherd
					University.

C. Larry Togans	59	2004	None	2007	Retired Deputy, Branch of Human Resources, U. S. Geological Survey, employed 1973 to 2001.

Ownership of Securities by Nominees, Directors and Officers

     The following table shows the amount of Potomac's outstanding common stock beneficially owned by nominees, directors and principal officers of Potomac individually and as a group. Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. No shares are disclosed in the amounts below that are exercisable by any nominee, director or principal officer. The information is furnished as of March 1, 2006, on which date 3,393,122 shares were outstanding.

Non-Nominees	Amount of Beneficial Ownership	Percent of Common Stock

Robert F. Baronner, Jr PO Box 906 Charles Town WV 25414-0906	9,351 shares	.2756

J. Scott Boyd 201 S Preston Street Ranson WV 25438	3,300 shares	.0973

John P. Burns, Jr. 1 Burns Farm Road Charles Town WV 25414	22,748 shares	.6704

Guy Gareth Chicchirichi 139 Blakeley Place Charles Town WV 25414	17,245 shares	.5082

Margaret Cogswell 122 Waverly Court Martinsburg WV 25401	300 shares	.0088

Thomas C.G. Coyle 78 High Street Charles Town WV 25414	22,386 shares	.6598

Ownership of Securities by Nominees, Directors and Officers (Continued)

Non-Nominees	Amount of Beneficial Ownership	Percent of Common Stock

Barbara H. Pichot PO Box 1207 Martinsburg WV 25402	2,960 shares	.0872

C. Larry Togans 1486 Tuscawilla Drive Charles Town WV 25414	200 shares	.0059

William R. Harner 259 Fenway Drive Charles Town WV 25414-5046	8,400 shares	.2476

E. William Johnson 90 Maryland View Dr. Harpers Ferry WV 25425	6,000 shares	.1768

John C. Skinner, Jr. PO Box 487 Charles Town WV 25414	29,758 shares	.8770

Donald S. Smith 419 S. Church Street Charles Town WV 25414	33,000 shares	.9726

Officers (Non-Nominees)	Amount of Beneficial Ownership	Percent of Common Stock

David W. Irvin PO Box 906 Charles Town WV 25414	1,138 shares	.0335

Gayle Marshall Johnson PO Box 906 Charles Town WV 25414-906	3,048 shares	.0898

All nominees, directors & principal officers as a group (14 persons)	159,834 shares	4.7105

Executive Compensation

     Potomac's officers did not receive compensation as such during 2005. The Summary Compensation Table shown on the next page sets forth the annual and long-term compensation for services in all capacities to the bank for the fiscal years ended December 31, 2005, 2004 and 2003 of the named executive officers. Neither Potomac nor the bank has any stock option plans, employee stock ownership plans or other employee benefit plans except for the pension plan, 401(k) plan and stock incentive plan described in this proxy statement. There were 35,988 options granted in 2004 and 44,982 options granted in 2005 through the stock incentive plan.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
Name And Principal Position	Year	Annual Compensation			Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Under- Lying Options/ SARs(#)	LTIP Payouts ($)	All Other Compen- sation ($)

Robert F. Baronner, Jr.	2005	161,834	30,720	9,880	N/A	5,000	N/A	0
President and	2004	147,250	24,255	9,120	N/A	4,000	N/A	0
Chief Executive Officer	2003	137,000	20,448	9,120	N/A	N/A	N/A	0

David W. Irvin	2005	84,411	59,670	N/A	N/A	2,600	N/A	0
Senior Vice President	2004	81,250	86,821	N/A	N/A	2,000	N/A	0
and Commercial Loan	2003	77,156	52,456	N/A	N/A	N/A	N/A	0
Division Manager

Employee Benefit Plans

     Potomac sponsors a noncontributory, defined benefit pension plan under which benefits are determined based on an employee’s average annual compensation for any five consecutive full calendar years of service which produces the highest average. An employee is any person (but not including a person acting only as a director) who is regularly employed on a full-time basis. An employee becomes eligible to participate in the plan upon completion of at least one year of service and attainment of age 21.

     Normal retirement is at age 65 with the accrued monthly benefit determined on actual date of retirement. An employee may take early retirement from age 60 and the accrued monthly benefit as of the normal retirement date is actuarially reduced. There is no reduction if an employee is 62 years of age and has 30 years service.

     The Pension Plan Table below shows estimated annual pension benefits based on sample five year averages for annual compensation and specified total years of service figures.

PENSION PLAN TABLE

Average compensation for highest five consecutive full years of service

	Years of Service
	5	10	15	20	25	30

$20,000	$1,760	$3,520	$5,280	$7,040	$8,800	$8,800
30,000	2,760	5,520	8,280	11,040	13,800	13,800
40,000	3,760	7,520	11,280	15,040	18,800	18,800
50,000	4,760	9,520	14,280	19,040	23,800	23,800
60,000	5,760	11,520	17,280	23,040	28,800	28,800
70,000	6,760	13,520	20,280	27,040	33,800	33,800
80,000	7,760	15,520	23,280	31,040	38,800	38,800
100,000	9,760	19,520	29,280	39,040	48,801	48,800
120,000	11,760	23,520	35,280	47,040	58,800	58,800
140,000	13,760	27,520	41,280	55,040	68,800	68,800
160,000	15,760	31,520	47,280	63,040	78,800	78,800
180,000	17,760	35,520	53,280	71,040	88,800	88,800
200,000	19,760	39,520	59,280	79,040	98,800	98,800

     Compensation covered by the pension plan is based upon total pay. Effective for plan years beginning in 2005, Internal Revenue Code Section 401(a) (17) prohibits taking into account compensation in excess of $210,000 in determining one’s pension benefit.

     As of December 31, 2005, the current credited years of service for each of the following officers is:

Current Credited
Name	Years of Service

Robert F. Baronner, Jr.	5 Years
David W. Irvin	4 Years

     During 2002, the company established a 401(k) profit sharing plan available initially to all full-time employees. After initiation of the plan, employees become eligible to participate in the plan upon reaching age 21 and completing one year of service. Employees can make a salary deferral election authorizing the employer to withhold up to the amount allowed by law each calendar year. The employer may make a discretionary matching contribution each plan year. The employer may also make other discretionary contributions to the plan.

     During 2003, the Potomac board and the shareholders adopted and approved the 2003 Stock Incentive Plan which reserves 180,000 shares of common stock that may be granted as incentive stock options (“ISO”) and non-statutory stock options. There were 44,982 shares granted in 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
					Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Option Term (1)		Alternative to (f) and (g) Grant Date Value
	Number of Securities Underlying Option/SARs Granted (#)	Percent Of Total Options/ SARs Granted To Employees In Fiscal Year	Exercise Price Per Share	Expiration Date
Name

					5% ($)	10% ($)	Grant Date Present Value ($)

Robert R. Baronner, Jr.	5,000	16.67%	$14.00	1/11/15	$44,023	$111,562	N/A

David W. Irvin	2,600	8.67%	$14.00	1/11/15	$22,892	$ 58,012	N/A

(l) Potential realizable value at the assumed annual rate of stock appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

Personnel Committee Report on Executive Compensation

     The personnel committee is comprised of seven members: Diane Armstrong (Human Resources Director), Robert F. Baronner, Jr. (ex-officio), J. Scott Boyd, Guy Gareth Chicchirichi, Thomas C.G. Coyle, John C. Skinner, Jr. and Donald S. Smith. The personnel committee reviews and recommends to the board changes to the compensation levels of all executive officers of the bank. The committee seeks to attract and retain highly capable and well-qualified executives and to compensate executives at levels commensurate with their amount of service to the bank. The committee met November 28, 2005 to review and approve the bank's 2006 compensation levels. The bank's chief executive officer reviews each executive officer's compensation and makes recommendations to the committee. The committee reviews these recommendations and independently evaluates each executive's job performance and contribution to the bank. The committee also considers the inflation rate and the compensation levels of executive officers holding similar positions with the bank's competitors. For instance, the committee compares the compensation levels of its executive officers with the levels, when known, of such institutions as United National Bank, Jefferson Security Bank, City National Bank and BB&T. Compensation levels for executives of the bank are competitive when compared to these institutions.

     The chief executive officer's salary and bonus are tied to performance goals of the bank and the bank's profitability for the prior fiscal year. Robert F. Baronner, Jr. served on the committee and was the bank's chief executive officer; however, he did not make any recommendations relating to his salary and was not present at committee meetings when his compensation was being discussed.

     In 2005 Mr. Baronner had the opportunity to earn up to 20% of his base salary in bonus. This incentive program is based on a number of factors including average market price per share, net income per share, loan and deposit growth, the bank’s efficiency ratio, credit quality, and trust department income. During 2005, Mr. Baronner earned $30,720 out of a possible bonus of $32,400.

     In 2001 Potomac and the bank entered into an employment agreement with Mr. Baronner. The first year’s base salary for 2001 for Mr. Baronner as stated in the employment agreement was set after discussions with a professional executive recruiter as well as research regarding market rates for similar positions for candidates with equivalent education and experience. The salary is set each year as the agreement renews and is based on performance goals of the bank and the bank’s profitability as discussed above.

     This report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this report by reference, and shall not otherwise be filed under such Acts. This report is submitted by:

Robert F. Baronner, Jr. (ex-officio)
J. Scott Boyd
Guy Gareth Chicchirichi
Thomas C.G. Coyle
John C. Skinner, Jr.
Donald S. Smith

March 24, 2006

Performance Graph

     The following graph compares the yearly percentage change in Potomac's cumulative total shareholder return on common stock for the five-year period ending December 31, 2005, with the cumulative total return of the Hemscott Index and the Bank Holding Companies Index (SIC Code 6712). Shareholders may obtain a copy of the index by calling Hemscott, Inc. at telephone number (804) 278-6702. There is no assurance that Potomac's stock performance will continue in the future with the same or similar trends as depicted in the graph.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG POTOMAC BANCSHARES, INC.,
HEMSCOTT INDEX AND SIC CODE INDEX

Employment Agreement

     Potomac and the bank have an employment agreement with Robert F. Baronner, Jr., president and chief executive officer of Potomac and the bank. The agreement is for a one-year term, with additional renewals for one year each, unless terminated by one of the parties. The agreement provided for an annual salary of $110,000 plus director’s fees in 2001. The subsequent annual salaries are set each year as the agreement renews. The personnel committee set the annual salary at $175,000 for 2006. Under the agreement, if Mr. Baronner’s employment is terminated (other than for cause), he is entitled to one year’s salary and benefits. In the event of an actual or constructive termination of Mr. Baronner’s employment after a change in control of Potomac or the bank, Mr. Baronner would receive two years’ compensation and benefits for 18 months.

Compensation of Directors

     Directors of Potomac were not compensated for their services as directors for 2005. Directors of the bank were compensated at the rate of $760 for each regular and each special board meeting attended in 2005. Directors are additionally compensated $100 for each committee meeting attended. Directors that serve on the audit committee are compensated $200 for each Audit committee meeting. The audit committee member that is deemed the financial expert is compensated $300 dollars for each meeting that he/she attends. Directors who are operating officers of the bank are not compensated for committee meetings attended.

Certain Transactions with Directors, Officers and Their Associates

     Potomac and the bank have had, and expect to have in the future, transactions in the ordinary course of business with directors, officers, principal shareholders and their associates. All of these transactions remain on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the same time for comparable transactions with unaffiliated persons, and in the opinion of management of Potomac and the bank, did not involve more than the normal risk of collectibility or present other unfavorable features.

     Nichols and Skinner, L.C., a law firm in which Director John C. Skinner, Jr. is a shareholder, performed legal services for the bank and Potomac in 2005 and will perform similar services in 2006. On the basis of information provided by Mr. Skinner, it is believed that less than five percent of the gross revenues of this law firm in 2005 resulted from payment for legal services by Potomac and the bank. In the opinion of Potomac and the bank, the transactions with Nichols and Skinner, L.C., were on terms as favorable to Potomac and the bank as they would have been with third parties not otherwise affiliated with Potomac or the bank.

     J. Scott Boyd, John P. Burns, Jr., Thomas C.G. Coyle, William R. Harner, Barbara H. Pichot and C. Larry Togans, directors of the bank and Potomac, have been indebted to the bank during 2005 in an amount in excess of $60,000. In the opinion of Potomac and the bank, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

2. RATIFICATION OF SELECTION OF AUDITORS

     The board of directors has selected the firm of Yount, Hyde & Barbour, P.C. to serve as independent auditors for Potomac for the calendar year 2006. If the shareholders do not ratify the appointment of Yount, Hyde & Barbour, P.C., the board will consider the appointment of other auditors. Potomac is advised that no member of this accounting firm has any direct or indirect material interest in Potomac, or any of its subsidiaries.

     A representative of Yount, Hyde & Barbour, P.C., will be present at the annual meeting to respond to appropriate questions and to make a statement if he so desires. The enclosed proxy will be voted "FOR" the ratification of the selection of Yount, Hyde & Barbour, P.C., unless otherwise directed. The affirmative vote of a majority of the shares of Potomac's common stock represented at the annual meeting of shareholders is required to ratify the appointment of Yount, Hyde & Barbour, P.C. Because a majority of the votes cast will be sufficient for the ratification of the appointment of Yount, Hyde & Barbour, P. C., neither broker non-votes nor abstentions will affect the outcome of the proposal. Any shares held in street name that are not voted (“broker non-votes”) will not be included in determining the number of votes cast.

     The Audit Committee and the Board of Directors unanimously recommend that shareholders vote “For” such ratification.

FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

     Upon written request by any shareholder to Gayle Marshall Johnson, Sr. Vice President and Chief Financial Officer, Potomac Bancshares, Inc., 111 East Washington Street, PO Box 906, Charles Town, West Virginia 25414-0906, a copy of Potomac's 2005 Annual Report on Form 10-K will be provided without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Potomac's directors and executive officers, and persons who own more than ten percent of a registered class of Potomac's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Potomac. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish Potomac with copies of all Section 16(a) forms which they file.

     To Potomac's knowledge, based solely upon review of the copies of such reports furnished to Potomac and written representations that no other reports were required, during the two fiscal years ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with except as follows: the late filing by Director C. Larry Togans for one transaction in 2004 as disclosed in the proxy statement for the 2005 meeting, the late filing by Director J. Scott Boyd for two transactions in 2005 and the late filing by Guy Gareth Chicchirichi for one transaction in 2005. Form 4’s for all of these transactions were filed in March 2005.

OTHER MATTERS

     If any of the nominees for election as directors should be unable to serve as a director by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the board of Potomac unless the board of directors adopts a resolution pursuant to the bylaws reducing the number of directors.

     The board of directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors, Attention: (name of director(s), as applicable), c/o Corporate Secretary William R. Harner, Potomac Bancshares, Inc., PO Box 906, Charles Town WV 25414. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

SHAREHOLDER PROPOSALS FOR 2007

     Any shareholder who wishes to have a proposal placed before the next Annual Meeting of Shareholders must submit the proposal to Robert F. Baronner, Jr., President and Chief Executive Officer of Potomac, at its executive offices, no later than November 29, 2006, to have it considered for inclusion in the proxy statement of the annual meeting in 2007.

Robert F. Baronner, Jr.
President and Chief Executive Officer

Charles Town, West Virginia
March 24, 2006

POTOMAC BANCSHARES, INC.
111 EAST WASHINGTON STREET
P.O. BOX 906
CHARLES TOWN, WV 25414

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Potomac Bancshares, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	POTOM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POTOMAC BANCSHARES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
Vote on Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the nominee(s) name(s) on the line below.

1.	Election of four Directors
NOMINEES: 1. William R. Harner 2. E. William Johnson 3. John C. Skinner, Jr. 4. Donald S. Smith
					For	Against	Abstain
Vote on Proposal

2.	A proposal to ratify the appointment by the Board of Directors of Yount, Hyde & Barbour, P.C., as Independent Certified Public Accountants for the year 2006.				☐	☐	☐

3.	Any other business which may be brought before the meeting or any adjournment thereof.

Unless otherwise specified on this Proxy, the shares represented by the Proxy will be voted "FOR" the propositions listed above and described more fully in the Proxy Statement of Potomac Bancshares, Inc. distributed in connection with this Annual Meeting. Each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting is elected for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this Proxy shall be voted in accordance with recommendations of management.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Note:

Please sign eactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

POTOMAC BANCSHARES, INC.

111 EAST WASHINGTON STREET, PO BOX 906, CHARLES TOWN, WV 25414-0906
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

April 25, 2006

     KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s), of Potomac Bancshares, Inc. ("Potomac"), Charles Town, West Virginia, does (do) hereby nominate, constitute and appoint Donald S. Smith and Thomas C.G. Coyle, or either one of them, with full power to act alone as my (our) true and lawful attorney(s) with full power of substitution for me (us) in my (our) name, place and stead to vote all the Common Stock of Potomac, standing in my (our) name on its books at the close of business on March 1, 2006, at the Annual Meeting of Shareholders of Potomac Bancshares, Inc., called for and to be held at the Clarion Hotel and Conference Center, Shepherdstown, West Virginia, on April 25, 2006 at 10:30 a.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present as follows:

Please date, sign and mail in your proxy card in the envelope provided as soon as possible
(Continued and to be signed on the reverse side)